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              ALLIANCE MUNICIPAL INCOME FUND, INC.

                     ARTICLES SUPPLEMENTARY

         ALLIANCE MUNICIPAL INCOME FUND, INC., a Maryland corporation having its principal office in the City of Baltimore
(hereinafter called the "Corporation"), certifies that:

         FIRST: The Board of Directors of the Corporation hereby increases the aggregate number of shares of capital stock that the Corporation has authority to issue by 1,900,000,000 shares.

         SECOND: The Corporation's Board of Directors has classified that number of unissued shares of the Common Stock, par value $.001 per share, of the Corporation as 150,000,000 shares of each of New York Portfolio Common Stock, New York Portfolio Class B Common Stock, New York Portfolio Class C Common Stock, Insured California Portfolio Common Stock, Insured California Portfolio Class B Common Stock, Insured California Portfolio Class C Common Stock, National Portfolio Common Stock, and Insured National Portfolio Common Stock; and as 100,000,000 shares of each of California Portfolio Common Stock, California Portfolio Class B Common Stock, California Portfolio Class C Common Stock, National Portfolio Class B Common Stock, National Portfolio Class C Common Stock, Insured National Portfolio Class B Common Stock and Insured National Portfolio Class C Common Stock by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms or conditions of redemption thereof as hereinafter set forth.

         THIRD: The shares of Common Stock classified herein by the Corporation's Board of Directors shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as currently set forth in the Charter of the Corporation for the Applicable class of Common Stock of the New York, California, Insured California, National and Insured National Portfolios, respectively.

         FOURTH: A. Immediately before the increase in authorized capital stock provided for herein, the total number of shares of stock of all classes which the Corporation had authority to issue was 1,100,000,000 shares, the par value of each class of stock being $.001 per share, with an aggregate par value of $1,100,000, classified as follows:




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                          Common        Class B        Class C
Name of Portfolio          Stock     Common Stock   Common Stock
_________________         _______    ____________   ____________
New York Portfolio      50,000,000     50,000,000     50,000,000
California Portfolio   100,000,000  100,000000411    100,000,000
Insured California
  Portfolio             50,000,000     50,000,000     50,000,000
National Portfolio      50,000,000    100,000,000    100,000,000
Insured National
  Portfolio             50,000,000    100,000,000    100,000,000

              B. Immediately after the increase in authorized capital stock provided for herein, the total number of shares of stock of all classes which the Corporation has authority to issue is 3,000,000,000 shares, the par value of each class of stock being $.001 per share, with an aggregate par value of $3,000,000, classified as follows:

                          Common        Class B        Class C
Name of Portfolio      Common Stock  Common Stock   Common Stock
_________________      ____________  ____________   ____________
New York Portfolio     200,000,000    200,000,000    200,000,000
California Portfolio   200,000,000    200,000,000    200,000,000
Insured California
  Portfolio            200,000,000    200,000,000    200,000,000
National Portfolio     200,000,000    200,000,000    200,000,000
Insured National
  Portfolio            200,000,000    200,000,000    200,000,000

         FIFTH: The Corporation is registered as an open-end company under the Investment Company Act of 1940.

         SIXTH: The total number of shares that the Corporation has authority to issue has been increased by the Board of Directors in accordance with Section 2-105(c) of the Maryland
General Corporation Law.

         SEVENTH: The shares aforesaid have been duly classified by the Corporation's Board of Directors pursuant to authority and power contained in the Corporation's Articles of Incorporation.













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         IN WITNESS WHEREOF, Alliance Municipal Income Fund, Inc.
has caused these Articles Supplementary to be executed by its Chairman and attested by its Secretary and its corporate seal to be affixed on this 30th day of November, 1993. The Chairman of the Corporation who signed these Articles Supplementary acknowledges them to be the act of the Corporation and states under the penalties of perjury that, to the best of his knowledge, information and belief, the matters and facts set forth herein relating to authorization and approval hereof are true in all material respects.

                             ALLIANCE MUNICIPAL INCOME FUND, INC.


(CORPORATE SEAL]             By: /s/ David H. Dievler
                                Chairman


Attested  /s/ Edmund P. Bergan, Jr.
         Secretary

































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